UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 12, 2016
Date of Report (date of earliest event reported)

GIGPEAK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

 (408) 522-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2016, GigPeak, Inc. (“GigPeak” or the “Company”) entered into a Fifth Amendment to Lease Agreement (the “Amendment”), by and between GigPeak (as successor-in-interest to Endwave Corporation) and G&I VIII Baytech LP (“Landlord” as successor-in-interest to Legacy Partners I San Jose, LLC), in connection with GigPeak’s headquarters located at 130 Baytech Drive, San Jose, CA 95134 (the “Premises”). Landlord and the Company had originally entered into that certain lease dated May 24, 2006 consisting of approximately 32,805 rentable square feet, as previously amended by that certain First Amendment to Lease Agreement dated as of September 11, 2006, that certain Second Amendment to Lease Agreement dated as of December 6, 2006, that certain Third Amendment to Lease Agreement dated as of April 12, 2007, and that certain Fourth Amendment to Lease Agreement dated as of June 17, 2011 (collectively, the “Lease”), a copy of which is filed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2011.

The Lease was to expire by its terms on February 28, 2017, and the Amendment extended the term of the Lease to June 30, 2022 (the 64-month period from and after March 1, 2017 through June 30, 2022 is referred to below as the “Extended Term”).  Even though the lease was to expire on February 28, 2017, GigPeak decided to extend the Lease now in order to allow the immediate required tenant improvement work, as discussed below, to accommodate the changes required to support the consolidation of its latest acquisition, Magnum Semiconductor, Inc.

The Amendment further provides that the monthly Base Rent (as defined in the Lease) for the Premises will be as follows:

Period	Monthly Base Rent	Monthly Base Rent per Rentable Square Foot
3/1/17 – 2/28/18	$57,408.75	$1.75
3/1/18 – 2/28/19	$59,131.01	$1.80
3/1/19 – 2/29/20	$60,904.94	$1.86
3/1/20 – 2/28/21	$62,732.09	$1.91
3/1/21 – 2/28/22	$64,614.05	$1.97
3/1/22 – 6/30/22	$66,552.47	$2.03

However, GigPeak will not be obligated to pay monthly Base Rent during the first four months of the Extended Term so long as GigPeak is not in monetary default under the Lease beyond any applicable notice and cure period. The Amendment also grants GigPeak one option to extend the term of the Lease for a period of five years with monthly rent at the then fair market value.

The Amendment also provides that Landlord will perform certain improvements to the Premises pursuant to the Plans (as defined in Exhibit A of the Amendment), which will be completed at Landlord’s sole cost and expense up to a maximum cost of $557,685.00 (the “Maximum Amount”).  GigPeak shall be responsible for any costs associated with such improvements pursuant to the Plans that exceed the Maximum Amount.

GigPeak also has a right to make an election not to have the Landlord perform improvements related to the “New Server Room Quote” shown in the Plans.  If GigPeak makes such an election to not have such server room improvements, then up to $164,025.00 of rental credit may be utilized by GigPeak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

	By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: July 15, 2016